FOR IMMEDIATE RELEASE

Contacts:

Julie Blunden
SunPower Corporation
408-240-5577

Manny Hernandez
SunPower Corporation
408-240-5560

SunPower Reports Fourth-Quarter and Year-End 2007 Results

•	2007 revenue of $774.8 million, up 227.6 percent year-on-year
•	Q4 2007 revenue of $224.3 million, up 201.1 percent year-on-year
•	Solar Solutions acquisition expands market position in Italy
•	14 megawatt Nellis AFB solar system completed: largest in North America
•	60 megawatts booked by SunPower Systems for solar power plants in Spain
•	$200 million Project Finance Facility closed with Morgan Stanley for U.S. systems
•	8 megawatt GE Energy Financial Services financing closed serving five U.S. customers
•	Fab 2 and second solar panel manufacturing facility achieve scale economies
•	Next-generation T20 Trackers delivered to 18 MW Olivenza project in Spain
•	First polysilicon received from DC Chemical in January 2008

SAN JOSE, Calif., January 24, 2008– SunPower Corporation (NASDAQ: SPWR) today announced financial results for the fourth quarter 2007, which ended December 30, 2007.  This press release contains both GAAP and non-GAAP financial information.  Non-GAAP figures are reconciled to the closest GAAP equivalent figures on the final page of this press release.

Revenue for the 2007 fourth quarter was $224.3 million, down 4.3 percent from prior-quarter revenue of $234.3 million and up 201.1 percent from year-ago fourth-quarter revenue of $74.5 million.  The Components segment accounted for $100.4 million of fourth-quarter revenue, a 31.1 percent increase from prior-quarter revenue of $76.6 million.  The Systems segment accounted for $123.9 million of fourth-quarter revenue, a 21.4 percent decrease from prior-quarter revenue of $157.7 million.  Third-quarter 2007 revenue was significantly influenced by large scheduled project installations, particularly the Nellis Air Force Base project.  2007 fourth-quarter revenue growth, compared to the fourth quarter of 2006, was primarily driven by continued strong demand for SunPower products and systems across market segments and channels.  For reporting purposes, the Systems segment generally represents products and services sold directly to the system owner, while the Components segment represents primarily products sold to installers and resellers.  Additionally, both SunPower and third-party solar panels sold through the Systems segment channels are recorded as Systems segment revenue.

On a GAAP basis, SunPower reported total operating income of $11.2 million and diluted net income per share of $0.06.  These figures include non-cash operating expenses for amortization of purchase accounting intangible assets of $7.1 million and non-cash, stock-based compensation of $14.0 million. Fourth quarter 2007 GAAP results also include a non-cash charge of $8.2 million representing the write-off of unamortized debt issuance costs related to the issuance of SunPower’s convertible debentures which became convertible in the first fiscal quarter of 2008 starting December 31, 2007.  This also resulted in the reclassification of the convertible debentures from long-term to current liabilities as of December 30, 2007.

On a non-GAAP basis, adjusted to exclude non-cash charges for amortization of intangible assets, stock-based compensation, write-off of unamortized debt issuance costs, and the related tax effects, SunPower reported total operating income of $32.4 million and diluted net income per share of $0.39.  This compares with prior-quarter total operating income of $27.0 million and $0.33 diluted net income per share.

Also on a non-GAAP basis, SunPower reported total gross margin for the fourth quarter 2007 of 25.3 percent, compared with total gross margin of 20.4 percent in the prior quarter.  Fourth-quarter non-GAAP total gross margin was influenced by the higher gross margin in the Systems segment, which achieved gross margin of 26.8 percent, while the Components segment reported gross margin of 23.4 percent.

“SunPower achieved record operating results again in the fourth quarter of 2007,” said Tom Werner, SunPower’s CEO.  “SunPower’s investments in channel development, brand building, technology, and people yielded great results this quarter.  We have purposefully chosen to vertically integrate and build a portfolio of customer segments, channels and applications to leverage our proprietary high-performance solar technology.  Our brand and technology platforms improve our response time to new market opportunities and limit our individual market risk.  Upstream we have also followed a portfolio strategy, developing a diversified set of silicon suppliers from polysilicon to ingots and wafers.  We believe that our scale and flexibility places SunPower on the leading edge of the cost reduction roadmap as we address a rapidly evolving market.

 “The global solar market delivered strong, dynamic growth in 2007.  In the latter part of 2008 and beyond, we expect our industry’s silicon feedstock to become more abundant, leading to lower solar panel prices which will redistribute the power and profit pools in the value chain.  SunPower has been preparing for this development for the last two years by vertically integrating downstream.  In that vein, earlier this month we closed the acquisition of Solar Solutions – now named SunPower Italia – an Italian systems integrator.  The investment in Italy and channel development in Southern Europe is aligned with SunPower’s vertically integrated model, our portfolio approach to customer market segments and our global geographic reach.  We welcome SunPower Italia to our team.

“SunPower continues to benefit from strong demand for our industry-leading solar technology in Europe, the United States and Asia.  In the fourth quarter of 2007 we announced solar systems serving a wide variety of customers in Korea and the United States, in addition to power plants totaling approximately 60 megawatts in Spain.  Powering our growth in sales, SunPower announced financing facilities with Morgan Stanley and GE Energy Financial Systems for the United States, designed to increase the speed and reduce the cost of financing our customers’ solar systems.

“In December, SunPower teamed with the United States Air Force and MMA Renewable Ventures to dedicate the largest photovoltaic power plant in the North America at the Nellis Air Force Base, located near Las Vegas.  At more than 14 megawatts, and built on top of a landfill, SunPower deployed our proprietary single-axis SunPower® T20 Tracker solar tracking system which delivers up to 30 percent more energy than traditional fixed-tilt systems.  Our tracking technology offers the highest energy delivery for our customers when paired with SunPower panels using Generation 2 solar cells which achieve median sunlight conversion efficiencies exceeding 22 percent.  SunPower’s industry-leading solar system performance yields important benefits to our customers by reducing the amount of land, material and site work needed to install a given capacity solar system or by enabling significantly higher capacity systems to be installed within given site area’s constraints.  SunPower is building a brand based on the substantial technology benefits we offer our customers.

“Technology advantages also position SunPower as a cost reduction leader among silicon-based solar companies.  We are making steady progress on our plan to reduce installed system costs by 50 percent from 2006 levels by year-end 2012.  SunPower’s U.S. Department of Energy contract under the Solar America Initiative is now active with a comprehensive roadmap for research and development aimed at installed system cost reduction based on efficiencies spanning the solar value chain.  We expect to achieve several major manufacturing milestones in 2008, including substantially greater manufacturing scale, a successful transition to second-generation products and to thinner, 145 micron wafers.  New supply agreements that begin delivery in 2008 will support manufacturing cost reductions by reducing our average feedstock price for the first time since we began commercial solar cell production.

“We expect SunPower’s median solar cell efficiency to increase over the course of 2008 as we add five more Gen 2 lines in Fab 2.  Our Fab 2 expansion will nearly double our nameplate solar cell manufacturing capacity from 214 megawatts at the end of 2007 to 414 megawatts at the end 2008.  Our start-up team has done a tremendous job transferring our learning from Fab 1 to Fab 2.  We have now completed our production ramp on the first two lines in Fab 2 which will exclusively produce our industry-leading Gen 2 solar cells.  Our Gen 2 solar cells increase the power generated by each solar cell by 10 percent compared to our A-300 solar cell.  Concurrently we are reducing our manufacturing unit cost by increasing equipment throughput and achieving manufacturing scale.

“In panel manufacturing, we have started production on two more solar panel manufacturing lines and began ramping a third at the end of Q4, all of which are automated and contribute to scale economies.  These lines will manufacture our larger-format, 96-cell solar panels which have achieved the highest rated solar panel efficiency ever measured, at more than 20 percent.  Likewise, in systems technology manufacturing, we are now shipping our cost-optimized, factory-assembled next-generation T20 tracker to our Olivenza project in Spain combining improved product design with manufacturing scale.

“Over the past two months our silicon suppliers have met major milestones that lay the foundation for our expansion by substantially increasing our silicon supply in 2008.  In the fourth quarter 2007, M.Setek transitioned to polysilicon manufacturing using internally-produced TCS gas which we believe will stabilize ingot deliveries from M.Setek materially going forward.  In the fourth quarter 2007, M.Setek’s transition to in-house TCS manufacturing resulted in non-linear deliveries of silicon ingot to SunPower which limited our total solar cell production.  In January 2008, DC Chemical delivered its first sample of polysilicon to Woongjin Energy, our ingot-pulling joint venture in Korea, which produced ingots meeting our specifications.  Woongjin Energy began production in the fourth quarter of 2007 with outstanding performance, delivering twice the expected ingot volume during its first months of production.

“SunPower continues to add to our portfolio of silicon agreements across the supply chain.  After dedicating our Woongjin Energy joint venture ingot-pulling plant in November, we announced an ingot-pulling and wafering agreement in December with Jiawei SolarChina, a company affiliated with our long-term solar panel partner in China.  Last week we announced a 2500 megawatt set of polysilicon agreements with NorSun and its joint venture partners to be delivered from a new polysilicon plant in Saudi Arabia.  Across our portfolio of silicon supply agreements, we expect to have sufficient silicon in 2010 to achieve more than six times our 2007 production.”

SunPower’s Silicon Supply Agreement Position and Capacity Expansion Plan
	2008	2009	2010
Beginning of Year, Nameplate Capacity (megawatts)	214	414	574
Annual Production Capacity Supported by Silicon Agreements to Date (megawatts)	250+	430+	650+
Annual Cash Required for Silicon Prepayments in Advance of Delivery ($ millions)	$58.4	$48.8	$11.1

“With our strong finish in 2007, we are raising our guidance for the fiscal year 2008 and expect the following non-GAAP results:  Total revenue of $1.2 billion to $1.3 billion and diluted net income per share of $2.00 to $2.10,” continued Werner.  “We expect our 2009 total revenue to increase 40 percent to 50 percent from 2008 levels.  Following our protocol to offer guidance for the current quarter, we expect first quarter of 2008 non-GAAP total revenue of $230 million to $250 million, company non-GAAP gross margin of 24 percent to 25 percent and non-GAAP diluted net income per share of $0.33 to $0.36 reflecting a higher non-GAAP average tax rate of 24 percent to 25 percent in 2008 than in 2007 which ended at 11.0 percent.1

“On a business segment basis, we expect the following non-GAAP results for the first quarter 2008: Components segment revenue of $75.0 million to $77.5 million, driven by a planned increase in allocation of SunPower panels to the Systems segment, and gross margin of 26.5 percent to 27.5 percent; Systems segment revenue of $155.0 million to $172.5 million and gross margin of 23 percent to 24 percent with a lower mix of higher-margin systems sales expected than in the fourth quarter 2007.  We expect the Components segment to benefit from the continued manufacturing ramp of our next-generation technology and the Systems segment to benefit from an increase in allocation of SunPower panels to the segment during the quarter2.”

About SunPower
SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar- electric systems worldwide for residential, commercial and utility-scale power plant customers.  SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com.  SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

1 For the full year 2008, we expect the following total company GAAP results: Revenue of $1.2 billion to $1.3 billion and diluted net income per share of $1.17 to $1.27. For the first quarter of 2008, we expect the following total company GAAP results: Revenue of $230 million to $250 million; gross margin of approximately 21 percent to 22 percent and diluted net income per share of $0.13 to $0.16.

2 For the first quarter of 2008, we expect the Components business segment to generate GAAP revenue of $75.0 million to $77.5 million and gross margin of approximately 23 percent to 24 percent and the Systems business segment to generate GAAP revenue of $155.0 million to $172.5 million and gross margin of approximately 20 percent to 21 percent.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not represent historical facts. SunPower Corporation uses words and phrases such as "expect," "will," “plan,” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, SunPower’s plans and expectations regarding:  (a) the industry’s silicon feedstock becoming more abundant, leading to lower solar panel prices which will redistribute the power and profit pools in the value change; (b) SunPower’s reducing installed system costs by 50 percent from 2006 levels by year-end 2012; (c) SunPower’s achieving substantially greater manufacturing scale, and a successful transition to second generation products and to thinner, 145 micron wafers; (d) new supply agreements beginning in 2008 supporting manufacturing cost reductions by reducing SunPower’s average feedstock price; (e) SunPower’s median solar cell efficiency increasing over the course of 2008 as it adds 5 more Gen 2 lines in Fab 2; (f) SunPower’s Fab 2 expansion nearly doubling its nameplate solar cell manufacturing capacity from 214 megawatts at the end of 2007 to 414 megawatts at the end of 2008; (g) Fab 2 exclusively producing SunPower’s industry-leading Gen 2 solar cells; (h) three additional lines manufacturing SunPower’s larger-format 96-cell solar panels; (i) M.Setek’s transitioning to polysilicon manufacturing using internally-produced TCS gas increasing ingot deliveries from M.Setek materially going forward; (j) SunPower’s having sufficient silicon in 2010 to achieve more than six times its 2007 production; (k) SunPower’s achieving certain GAAP and non-GAAP  results, including revenue and diluted net income per share for the full year 2008, revenue for the full year 2009, revenue, gross margin, diluted net income per share, and non-GAAP average tax rate for the first quarter 2008, Components and Systems segment revenue and gross margin for the first quarter 2008; (l) SunPower’s increasing allocation of SunPower panels to its Systems segment; and (m) SunPower’s Components segment benefiting from the continued manufacturing ramp of its next-generation technology and the Systems segment benefiting from an increase in allocation of SunPower panels to the segment during the quarter.  These forward-looking statements are based on information available to SunPower as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond SunPower’s control. In particular, risks and uncertainties that could cause actual results to differ include (i) SunPower’s ability to ramp new production lines; (ii) SunPower’s ability to realize expected manufacturing efficiencies; (iii) SunPower’s ability to reduce kerf loss and otherwise achieve anticipated reductions in polysilicon usage efficiency (iv) production difficulties that could arise; (v) the success of SunPower’s ongoing research and development efforts; (vi) SunPower’s ability to obtain adequate supply of polysilicon, ingots and wafers to manufacture its products and the price it pays for such materials; (vii) the price and availability of cells and solar panels; (viii) business and economic conditions and growth trends in the solar power industry; (ix) the continuation of governmental and related economic incentives promoting the use of solar power; (x) SunPower’s ability to compete with other companies and competing technologies; (xi) the potential renegotiation of or non-performance by parties to SunPower’s supply and customer contracts; (xii) unforeseen manufacturing equipment delays at SunPower’s fabrication facilities and panel factories; (xiii) unanticipated changes in the mix of balance of systems sales; and (xiv) other risks described in SunPower’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing SunPower’s views as of any subsequent date, and SunPower is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to stock-based compensation, amortization of intangible assets, impairment of acquisition-related intangibles, fair value adjustments to deferred revenue, purchased in-process research and development expenses, write-off of unamortized debt issuance costs, and their related tax effects.  Management does not consider these charges in evaluating the core operational activities of SunPower.  Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods
SunPower operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end.

#           #           #

SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp.  All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Dec. 30,	Dec. 31,
	2007	2006

ASSETS

Cash and cash equivalents	$285,214	$165,596
Restricted cash	67,887	-
Investments	134,503	16,496
Accounts receivable, net	138,250	51,680
Costs and estimated earnings in excess of billings	39,667	-
Inventories	140,504	22,780
Deferred project costs	8,316	-
Prepaid expenses and other assets	75,009	23,288
Advances to suppliers	161,220	77,636
Property, plant and equipment, net	377,994	202,428
Goodwill and other intangible assets, net	235,577	16,932

Total assets	$1,664,141	$576,836

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$123,108	$26,534
Accrued and other liabilities	112,639	21,540
Convertible debt	425,000	-
Billings in excess of costs and estimated earnings	69,900	-
Customer advances	69,404	39,991

Total liabilities	800,051	88,065

Stockholders' equity	864,090	488,771

Total liabilities and stockholders' equity	$1,664,141	$576,836

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 30,	Sept. 30,	Dec. 31,	Dec. 30,	Dec. 31,
	2007	2007	2006	2007	2006

Revenue
Systems	$123,912	$157,734	$-	$464,178	$-
Components	100,431	76,600	74,509	310,612	236,510
	224,343	234,334	74,509	774,790	236,510

Cost of systems revenue	97,416	135,111	-	386,511	-
Cost of components revenue	79,745	60,818	56,364	240,475	186,042
	177,161	195,929	56,364	626,986	186,042

Gross margin	47,182	38,405	18,145	147,804	50,468

Operating expenses:
Research and development	3,904	3,902	2,564	13,563	9,684
Selling, general and administrative	32,068	27,708	6,105	108,256	21,677
Purchased in-process research and development	-	-	-	9,575	-
Impairment of acquisition-related intangibles	-	-	-	14,068	-

Total operating expenses	35,972	31,610	8,669	145,462	31,361

Operating income	11,210	6,795	9,476	2,342	19,107

Interest and other income (expense), net	(3,825)	3,032	2,503	940	9,354

Income before income taxes	7,385	9,827	11,979	3,282	28,461

Income tax provision (benefit)	2,509	1,396	670	(5,920)	1,945

Net income	$4,876	$8,431	$11,309	$9,202	$26,516

Net income per share:
- Basic	$0.06	$0.11	$0.16	$0.12	$0.40
- Diluted	$0.06	$0.10	$0.15	$0.11	$0.37

Shares used in calculation of net income per share:
- Basic	79,023	77,693	69,339	76,393	65,864
- Diluted	85,796	82,610	74,108	81,769	71,087

(In thousands, except per share data)
	THREE MONTHS ENDED			TWELVE MONTHS ENDED		THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 30,	Sept. 30,	Dec. 31,	Dec. 30,	Dec. 31,	Dec. 30,	Sept. 30,	Dec. 31,	Dec. 30,	Dec. 31,
	2007	2007	2006	2007	2006	2007	2007	2006	2007	2006
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)*
Gross margin	$47,182	$38,405	$18,145	$147,804	$50,468	$56,731	$47,904	$19,527	$186,198	$56,004
Operating income	11,210	6,795	9,476	2,342	19,107	32,357	27,017	11,798	106,879	28,661
Net income per share:
-Basic	$0.06	$0.11	$0.16	$0.12	$0.40	$0.42	$0.35	$0.20	$1.35	$0.55
-Diluted	0.06	0.10	0.15	0.11	0.37	0.39	0.33	0.18	1.26	0.51

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash items related to stock-based compensation expenses, amortization of intangibles, impairment of acquisition-related intangibles, fair value adjustments to deferred revenue, purchased in-process research and development expenses, and their related tax effects.  The non-GAAP adjustments included herein are primarily the result of our acquisition of SunPower Corporation, Systems or SP Systems (formerly known as PowerLight Corporation) on January 10, 2007. The specific non-GAAP measures listed below are gross margin, operating income and net income per share. Management believes that each of these non-GAAP measures (gross margin, operating income and net income per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of purchase accounting, stock-based compensation charges and write-off of unamortized debt issuance costs. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the Company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o
Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the Company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, amortization of intangibles and fair value adjustments to deferred revenue. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of SunPower’s core businesses.

o
Non-GAAP operating income. The use of this non-GAAP financial measure allows management to evaluate the operating results of the Company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, amortization of intangibles, impairment of acquisition-related intangibles, and all other purchase accounting charges. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of the Company’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

o
Non-GAAP net income per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the Company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, amortization of intangibles, impairment of acquisition-related intangibles, all other purchase accounting charges and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare the Company's operating results on a more consistent basis against that of other companies in our industry.

Non-Cash Items

o
Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o
Amortization of intangibles. SunPower incurs amortization of intangibles as a result of Cypress acquiring the Company in November 2004, in which Cypress’ cost of purchased technology, patents, trademarks and a distribution agreement is reflected in our financial statements. In addition, SunPower incurs amortization of intangibles as a result of our acquisition of SP Systems, which includes purchased technology such as existing technology, patents, brand names and trademarks. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o
Impairment of acquisition-related intangibles. SunPower incurred an impairment of acquisition-related intangibles in June 2007, which relates to the net book value of the PowerLight tradename being written off in its entirety as a result of the change in branding strategy. SunPower excluded this item because the expense is not reflective of its core operating performance after completion of its acquisition of SP Systems. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash expenses such as impairment of acquisition-related intangibles.

o
Purchase accounting charges. Purchase accounting charges as a result of the acquisition of SP Systems include: (1) amortization of intangibles, which includes purchased technology related to acquisitions such as existing technology, patents, brand names and trademarks; (2) fair value adjustments to deferred revenue, which is an acquisition-related adjustment that results in certain revenues never being recognized under GAAP by either the acquiring company or the company being acquired and (3) purchased in-process research and development expenses, which relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed. These acquisition-related charges are not factored into management’s evaluation of potential acquisitions or its performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare SunPower’s performance against the performance of other companies without the variability caused by purchase accounting.

o
Write-off of unamortized debt issuance costs. The market price trigger condition was met for our senior convertible debentures in December 2007, giving holders of the convertible debt the right to convert the convertible debt.  As a result, SunPower accelerated the amortization of deferred debt issuance costs. Excluding this non-cash charge provides investors with a basis to compare SunPower’s period-over-period operating results because the charge is not reflective of SunPower’s historical results or its expected future expenses after such costs are fully amortized on January 2, 2008.

o	Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP results of operations measures to non-GAAP measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 30,	Sept. 30,	Dec. 31,	Dec. 30,	Dec. 31,
	2007	2007	2006	2007	2006

GAAP gross margin	$47,182	$38,405	$18,145	$147,804	$50,468
Fair value adjustment to deferred revenue	-	-	-	1,142	-
Amortization of intangible assets	6,185	5,911	1,164	24,852	4,690
Stock-based compensation expense	3,364	3,588	218	12,400	846
Non-GAAP gross margin	$56,731	$47,904	$19,527	$186,198	$56,004

GAAP operating income	$11,210	$6,795	$9,476	$2,342	$19,107
Fair value adjustment to deferred revenue	-	-	-	1,142	-
Amortization of intangible assets	7,132	6,858	1,164	28,540	4,690
Stock-based compensation expense	14,015	13,364	1,158	51,212	4,864
Purchased in-process research and development	-	-	-	9,575	-
Impairment of acquisition-related intangibles	-	-	-	14,068	-
Non-GAAP operating income	$32,357	$27,017	$11,798	$106,879	$28,661

NET INCOME PER SHARE:
	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	Dec. 30,	Sept. 30,	Dec. 31,	Dec. 30,	Dec. 31,
	2007	2007	2006	2007	2006

Basic:
GAAP net income per share	$0.06	$0.11	$0.16	$0.12	$0.40
Reconciling items:
Stock-based compensation expense	0.18	0.17	0.02	0.67	0.08
Purchase accounting:
Fair value adjustment to deferred revenue	-	-	-	0.01	-
Amortization of intangible assets	0.09	0.09	0.02	0.37	0.07
Purchased in-process research and development	-	-	-	0.13	-
Impairment of acquisition-related intangibles	-	-	-	0.18	-
Write-off of unamortized debt issuance costs	0.10	-	-	0.11	-
Tax effect	(0.01)	(0.02)	-	(0.24)	-

Non-GAAP net income per share	$0.42	$0.35	$0.20	$1.35	$0.55

Diluted:
GAAP net income per share	$0.06	$0.10	$0.15	$0.11	$0.37
Reconciling items:
Stock-based compensation expenses	0.16	0.16	0.01	0.63	0.07
Purchase accounting:
Fair value adjustment to deferred revenue	-	-	-	0.01	-
Amortization of intangible assets	0.08	0.09	0.02	0.35	0.07
Purchased in-process research and development	-	-	-	0.12	-
Impairment of acquisition-related intangibles	-	-	-	0.17	-
Write-off of unamortized debt issuance costs	0.10	-	-	0.10	-
Tax effect	(0.01)	(0.02)	-	(0.23)	-

Non-GAAP net income per share	$0.39	$0.33	$0.18	$1.26	$0.51

Shares used in calculation of GAAP net income per share:
- Basic	79,023	77,693	69,339	76,393	65,864
- Diluted	85,796	82,610	74,108	81,769	71,087

Shares used in calculation of non-GAAP net income per share:
-Basic	79,023	77,693	69,339	76,393	65,864
-Diluted	85,796	82,610	74,108	81,769	71,087

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

	SUPPLEMENTAL DATA
	(In thousands)

	THREE MONTHS ENDED

	December 30, 2007
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$ 4,788	$ 1,397	$ -	$ 947	$ -	$ -	$ -
Stock-based compensation expense	1,952	1,412	564	10,087	-	-	-
Write-off of unamortized debt issuance costs	-	-	-	-	-	8,260
Tax effect	-	-	-	-	-	-	(993)
	$ 6,740	$ 2,809	$ 564	$ 11,034	$ -	$ 8,260	$ (993)

	September 30, 2007
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$ 4,788	$ 1,123	$ -	$ 947	$ -	$ -	$ -
Stock-based compensation expense	2,049	1,539	404	9,372	-	-	-
Tax effect	-	-	-	-	-	-	(1,786)
	$ 6,837	$ 2,662	$ 404	$ 10,319	$ -	$ -	$ (1,786)

	December 31, 2006
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$ -	$ 1,164	$ -	$ -	$ -	$ -	$ -
Stock-based compensation expense	-	218	178	762	-	-	-
Tax effect	-	-	-	-	-	-	(33)
	$ -	$ 1,382	$ 178	$ 762	$ -	$ -	$ (33)

	TWELVE MONTHS ENDED

	December 30, 2007
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Fair value adjustment to deferred revenue	$ 1,142	$ -	$ -	$ -	$ -	$ -	$ -
Amortization of intangible assets	20,085	4,767	-	3,688	-	-	-
Stock-based compensation expense	8,187	4,213	1,817	36,995	-	-	-
Purchased in-process research and development	-	-	-	-	9,575	-	-
Impairment of acquisition-related intangibles	-	-	-	-	14,068	-	-
Write-off of unamortized debt issuance costs	-	-	-	-	-	8,260	-
Tax effect	-	-	-	-	-	-	(18,754)
	$ 29,414	$ 8,980	$ 1,817	$ 40,683	$ 23,643	$ 8,260	$ (18,754)

	December 31, 2006
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$ -	$ 4,690	$ -	$ -	$ -	$ -	$ -
Stock-based compensation expense	-	846	1,197	2,821	-	-	-
Tax effect	-	-	-	-	-	-	-
	$ -	$ 5,536	$ 1,197	$ 2,821	$ -	$ -	$ -